Exhibit 10.8

GlyEco-NFS Conditional Patent Assignment

CONDITIONAL PATENT ASSIGNMENT

This Conditional Patent Assignment (“Assignment”) is between GlyEco, Inc. (“Assignor”), a corporation organized and existing under the laws of the State of Nevada, and having a usual place of business at 1620 1st Ave. S, Nitro, WV 25143 and a mailing address at P.O. Box 387, Institute, WV 25112, and NFS Leasing, Inc. (“Secured Party”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, and having a usual place of business at 900 Cummings Center, Suite 226-U, Beverly, Massachusetts 01915.

WHEREAS, the Assignor is the owner of the entire right, title, and interest in certain intellectual property listed on Schedule A attached hereto (as may be amended from time to time) (collectively “Patents”), subject to any prior recorded liens.

WHEREAS, the Secured Party and the Assignor have entered into a certain Security Agreement dated March 31, 2017 and amended by an Amended and Restated Security Agreement dated February 7, 2018 and by an Amended and Restated Security Agreement dated May 23, 2019 (“Amended Security Agreement”), granting the Secured Party a first priority security interest in said Patents as collateral to secure performance of the Grantor’s obligations under a certain Master Equipment Lease dated March 31, 2017 and amended by an Amendment No. 1 dated March 31, 2017 and by an Amendment No. 2 dated May 23, 2019 and the Equipment Lease Schedules thereto.

WHEREAS, the Secured Party desires to conditionally acquire an interest in said Patents in accordance with terms of the Amended Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor has sold, assigned and transferred, and by these presents does hereby sell, assign and transfer the Assignor’s entire right, title and interest in and to the Patents and all reissues and extensions thereof, including all claims, if any, which may have arisen for infringement of the patents prior to the date of this Assignment, all said rights to be held and enjoyed by the Secured Party for its own use and for the use of its successors, assigns or other legal representatives, to the full end of the term for which the Patents have been or will be granted, extended or reissued, as fully and entirely as the same would have been held and enjoyed by the Assignor if this Assignment and sale had not been made.

The Assignor further agrees that Assignor will, without demanding any further consideration therefor, at the request but at the expense of the Secured Party, do all lawful and just acts, including the execution and acknowledgment of instruments, that may be or become necessary for obtaining, sustaining, or reissuing the Patents, and for maintaining and perfecting Secured Party’s right to the Patents.

AND, the Assignor does hereby authorize and request each Patent Office and the Commissioner of Patents of the United States to issue such Letters Patent as shall be granted upon said invention to the Secured Party, its successors, assigns, and legal representatives.

AND, this Conditional Patent Assignment shall terminate if, as, and when the Amended Security Agreement terminates and Secured Party, at Assignor’s request and expense, shall take such actions and execute and deliver, and, if and as applicable, file such documents as Assignor may reasonably request to reassign the Patents covered by this Conditional Patent Assignment and terminate this Conditional Patent Assignment.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed under seal, as of the date set forth below.

GlyEco-NFS Conditional Patent Assignment

GlyEco, Inc.

By: ____________________________________________________

Printed Name: ___________________________           Title: ____________________

                   (Duly Authorized)

Dated: _____________________

GlyEco-NFS Conditional Patent Assignment

Schedule A

to

Conditional Patent Assignment

Listed U.S. Patent Assets

Application No.	Patent No.	Title
13/843,105	9,145,345	METHOD AND APPARATUS FOR PROCESSING GLYCOL
PCT/US2013/056747		METHOD AND APPARATUS FOR PROCESSING GLYCOL